Exhibit 99.2

News Release

FMC Technologies Inc
1803 Gears Road
Houston, TX 77067

For Release: Immediate

Investors	Rob Cherry (281) 591-4560
Media	Ellen Bates (281) 445-6559

FMC Technologies to Present at the
UBS Global Oil and Gas Conference

HOUSTON, May 14, 2008 – FMC Technologies, Inc. (NYSE: FTI) announced today that Executive Vice President and Chief Financial Officer, William H. Schumann, III, will address attendees at the following event:

Analyst Conference:

UBS Global Oil and Gas Conference
Barton Creek Resort & Spa
8212 Barton Club Drive
Austin, TX 78735

Wednesday, May 21, 2008 at 8:40 a.m. CDT

Presentation: Live webcast and accompanying presentation slides can be accessed using the following URL: http://ir.fmctechnologies.com/events.cfm

FMC Technologies, Inc. (NYSE:FTI) is a leading global provider of technology solutions for the energy industry and other industrial markets. The Company designs, manufactures and services technologically sophisticated systems and products such as subsea production and processing systems, surface wellhead systems, high pressure fluid control equipment, measurement solutions, and marine loading systems for the oil and gas industry. The Company also produces food processing equipment for the food industry and specialized equipment to service the aviation industry. Named by FORTUNE Magazine as America’s Most Admired Oil and Gas Equipment, Service Company in 2005, 2006 and 2008, FMC Technologies employs approximately 13,000 people and operates 33 manufacturing facilities in 19 countries.  For more information visit www.fmctechnologies.com.

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